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Exhibit 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Wang Laboratories, Inc. on form S-3 for the registration of 68,500 shares of common stock of our report dated February 24, 1998, except with respect to notes 29c and 29d, as to which the dates are April 7, 1998 and May 12, 1998, respectively, on our audits of the combined consolidated financial statements of Olivetti Solutions (An Integrated Business Unit of the Olivetti Group) as of September 30, 1997 and December 31, 1996, and for the nine month and one year periods, respectively then ended, which report appears in the Proxy Statement of Wang Laboratories, Inc., dated April 21, 1999. We also consent to the reference to us under the heading "Experts" in such registration statement.


                                                    /s/ Coopers & Lybrand S.p.A.

                                                    COOPERS & LYBRAND S.p.A.


Milan, Italy
May 4, 1999